UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report January 17, 2023
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

Enservco Corporation (the “Company”) is filing this report to update the Company’s executive compensation disclosure for fiscal 2022 and other related disclosure which will be incorporated by reference in a Registration Statement on Form S-1 being filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof, and in any other registration statement subsequently filed by the Company under the Securities Act of 1933, as amended.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2022 and 2021 earned by or awarded to (i) the individual who served as the Company’s principal executive officer at any time during fiscal 2022, and (ii) the Company’s two most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2022. These individuals are referred to as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation(2)		Total
Richard A. Murphy CEO and President	2022 2021	$ $	175,000 160,577	$ $	- -	$ $	- -	$ $	- -	$ $	- -	$ $	18,004 16,035	$ $	193,004 176,612

Marjorie A. Hargrave(3) Former President and CFO	2022 2021	$ $	86,845 250,000	$ $	- -	$ $	112,000 187,000	$ $	- -	$ $	- -	$ $	170,842 9,643	$ $	369,687 446,303

Mark K. Patterson(4) CFO	2022 2021	$ $	127,884 -	$ $	- -	$ $	923,550 -	$ $	- -	$ $	- -	$ $	9,067 -	$ $	1,060,501 -

(1)
Stock awards reflect the grant date fair value of the stock awards and option awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, rather than the amounts paid to or realized by the named individual. The assumptions and methodologies used in the calculations of these amounts are set forth in the notes to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our executive officers is generally recognized over the vesting periods applicable to the awards. The SEC disclosure rules require that we present stock award amounts in the applicable row of the table above using the entire grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest).

(2)
Represents health, life, dental and vision insurance premiums, as well as cell phone allowance, for all three named executive officers. For Marjorie Hargrave, this also includes cash separation payments of approximately $168,000 paid in 2022 as stipulated in her Separation Agreement and Release described below.

(3)	Marjorie A. Hargrave departed the Company effective April 22, 2022.
(4)	Mark K. Patterson joined the Company effective April 22, 2022.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee reviews and approves the terms and structure of the compensation of the Company’s executive officers. The Compensation Committee considers various factors when evaluating and determining the terms and structure of the Company’s executive officer compensation, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational, and strategic goals established for the Company;
4.	The nature, scope, and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience, and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board remains responsible for significant changes to, or adoption, of new employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

●	Base salary;
●	Annual short-term incentive plan compensation (cash bonus awards);
●	Long-term incentive compensation (equity awards); and
●	Other employment benefits.

Base Salary

Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies that are similar in size and complexity to the Company.

Mr. Murphy is the Company’s Executive Chair and CEO and Mr. Patterson is the Company’s CFO. Neither of these executive officers have written employment agreements with the Company, but they both have a base salary as well as standard benefits. Mr. Murphy and Mr. Patterson both receive annual salaries of $175,000 per year.

Cash Bonuses

Historically, discretionary cash bonuses were another element of our compensation plan. These discretionary cash bonuses provided executive officers and other employees with the potential to receive a portion of their annual cash compensation as a cash bonus in order to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint. We did not establish a set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The Board did not award any discretionary bonuses to the named executive officers during 2022.

Equity-Based Compensation

Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have one active equity incentive plan for our management and employees, the 2016 Stock Incentive Plan (the “2016 Plan”), and one dormant equity incentive plan for our management and employees, the 2010 Stock Incentive Plan (the “2010 Plan”), pursuant to which there are still outstanding awards.

Historically, in determining whether to grant awards and the amount of any awards, the Company took into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package. In 2018, the Company adopted the Long-Term Incentive Plan (“LTIP”), which is intended to balance the short-term orientation of other compensation elements, further align management and shareholder interests, focus named executive officers on achievement of long-term results, and retain executive talent. The Company’s named executive officers and senior managers have been eligible to receive awards under the LTIP. All awards granted under the LTIP have been made pursuant to the 2016 Plan.

The Company has granted equity-based compensation to named executive officers as described below and as reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End.”

In January 2021, Ms. Hargrave was granted 100,000 shares of restricted stock. 25% of these shares of restricted stock vested on January 1, 2022, 25% vested early on May 16, 2022 in accordance with the accelerated vesting stipulation in Ms. Hargrave's Separation Agreement and Release discussed below. The remaining 50% were set to vest based upon achievement of certain performance metrics. As a result of Ms. Hargrave's voluntary departure from the Company effective April 22, 2022, the remaining 50% of these performance based shares have been forfeited and will not vest. However, pursuant to Mrs. Hargrave’s Separation Agreement and Release, 50,000 shares of additional Company common stock were granted to Ms. Hargrave on April 22, 2022.

On April 15, 2022, Mark Patterson was granted a 300,000 share restricted stock award that will be subject to transfer and forfeiture restrictions that will lapse in three equal installments of 100,000 restricted shares on each of July 1, 2022, January 1, 2023, and January 1, 2024, subject to his continuous service through each vesting date. Additionally, the Company granted Mr. Patterson a 45,000 share restricted stock award on April 22, 2022, which will be subject to transfer and forfeiture restrictions that will lapse in three equal installments of 15,000 restricted shares on each of July 1, 2022, January 1, 2023, and January 1, 2024, subject to his continuous service through each vesting date. Mr. Patterson’s 45,000 share restricted stock award was issued pursuant to the 2016 Plan, whereas his 300,000 share restricted stock award was not.

Other Compensation/Benefits

Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers. In April 2020, the Company ceased all matching to all employees including officers of its 401(k) plan.

Marjorie Hargrave Employment Agreement and Separation Agreement and Release

The Company entered into an employment agreement with Ms. Hargrave effective July 24, 2019 (the “Hargrave Employment Agreement”) in connection with the appointment of Ms. Hargrave as Chief Financial Officer. The Hargrave Employment Agreement provided for an initial term of one year and was set to renew for additional one-year terms unless the Company provides Ms. Hargrave with a notice of non-renewal at least 60 days prior to the then-current term. Pursuant to the Hargrave Employment Agreement, Ms. Hargrave received an annual base salary of $230,000 through December 31, 2020. Effective January 1, 2021, Ms. Hargrave’s annual base salary was increased to $250,000. In addition, Ms. Hargrave was eligible each year to receive a discretionary bonus in addition to her base salary, which would be awarded in such amounts as the Board determined, and was eligible to receive long-term equity incentive awards. In connection with entering into the Hargrave Employment Agreement, on July 24, 2019, Ms. Hargrave was granted 22,000 restricted shares of common stock, half of which were time-vested and half of which were performance-vested. The time-vested portion of the restricted shares vested in one-third installments on each of January 23, 2020, January 23, 2021, and January 23, 2022, all of which have vested as of the date of this filing. The performance-vested portion of the restricted shares were subject to two performance metrics: (i) 6,600 restricted shares would vest upon the Company achieving a 90-day moving average stock price of at least $27.75 per common share, adjusted for stock splits, and (ii) 4,400 restricted shares would vest upon the Company achieving a ratio of Trailing Twelve-Month EBITDA to Consolidated Debt of 1.0 to 1.5, in each case subject to Ms. Hargrave’s continued employment with the Company.

Under the Hargrave Employment Agreement, if the Company terminated Ms. Hargrave’s employment without cause, or Ms. Hargrave’s employment was terminated as a result of her disability or death, Ms. Hargrave would be entitled to receive severance compensation in an amount equal to six months of her then-current base salary, plus bonus severance equal to the greater of her most recent discretionary bonus or three months of her then-current base salary, each to be paid in a lump sum with five business days following termination. In addition, Ms. Hargrave would be entitled to receive the same or similar health care benefits as provided to her at the time of termination for six months from the date of termination, all non-vested equity awards held by Ms. Hargrave would immediately vest, and any stock options which were the subject of such awards would be exercisable for a period of three months following such termination in accordance with the applicable Company equity incentive plan under which such options were granted.

Upon a change of control event, as defined in the Hargrave Employment Agreement, all non-vested equity awards held by Ms. Hargrave would immediately vest and any stock options which are the subject of such awards would be exercisable for the longer of: (i) three months following the change of control event, or (ii) the period set forth for the exercise of any such stock options held by any employee in the agreement accomplishing the change of control event. If, within twelve months following a change of control event, Ms. Hargrave’s employment was terminated by the Company or she resigned after receiving notice that the Hargrave Employment Agreement would not be renewed, Ms. Hargrave would be entitled to receive six months of her then-current base salary, plus 100% of the target amount of any discretionary bonus that she would have been eligible to earn in the year of termination, to be paid as a lump-sum within five days following the date of termination. She would also be entitled to six months of continued health care benefits.

On April 13, 2022, following notice of her intent to depart, the Company entered into a Separation Agreement and Release with Ms. Hargrave.  Under the Separation Agreement and Release, the Company and Ms. Hargrave mutually agreed that Ms. Hargrave’s employment would end on April 22, 2022. As a replacement for certain compensation and benefits provided in the Hargrave Employment Agreement, and in exchange for Ms. Hargrave’s waiver and release of claims, the Company agreed to provide Ms. Hargrave with the following separation benefits: (i) pay $187,000 (less applicable taxes) in monthly installments over a nine month period; b) pay the cost of medical insurance coverage through January 31, 2023 or until Ms. Hargrave becomes eligible through full-time employment with another employer to obtain comparable replacement coverage, whichever occurs first; (iii) accelerate the vesting of 25,000 time-vested restricted shares as of  May 16, 2022; and (iv) receive 50,000 shares of Company common stock on April 22, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2022.

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Richard A. Murphy	-		$-		-	-
Marjorie A. Hargrave	-		$-		-	-
Mark K. Patterson	230,000	(1)	$374,900	(2)	-	-

(1)
Represents unvested shares related to the 300,000 share restricted stock award issued effective April 15, 2022, that will vest in 100,000 restricted share installments on January 1, 2023 and January 1, 2024, and the 45,000 share restricted stock award issued effective April 22, 2022, that will vest in 15,000 restricted share installments on January 1, 2023 and January 1, 2024. The April 2022 grants were recorded by the transfer agent on September 19, 2022.

(2)	Market value calculations based on the Company’s closing stock price of $1.63 on December 30, 2022, the last trading day during the year ended December 31, 2022.

Director Compensation

For Board service during 2022, each non-employee director earned a quarterly director fee of $5,000. In addition, the Chair of each Board committee received a $2,500 quarterly fee, and each director received a $1,000 attendance fee for each special board meeting and committee meeting attended. In addition, on January 1 of each year, the Company grants to each non-employee director a number of shares of restricted stock of the Company having a value equal to $30,000, calculated based on the closing price of the Company’s common stock on the business day prior to the grant date. The restricted stock will vest upon the earliest of the one-year anniversary of the grant date, or the date of the first annual meeting following the grant date, or the date on which a director resigns following a change in control of the Company. As Chair of the Board, Mr. Murphy did not earn any board fees due to his employment with the Company.

2022 Director Compensation Table

The table below reflects compensation paid to the non-employee members of the Board during the year ended December 31, 2022.

Director	Fees Paid in Cash	Stock Awards ($)(1)	All Other Compensation Awards	Total
Robert S. Herlin	$10,500	$30,000	$-	$40,500
William A. Jolly	$10,500	$30,000	$-	$40,500

(1)
Amounts represent the grant date fair value of the stock awards calculated in accordance with ASC 718-10, Stock Compensation, rather than the amounts paid to or realized by the named individual. For information regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model, see the notes to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of January 9, 2023 certain information regarding beneficial ownership of the Company’s common stock by: (i) each person known to us to beneficially own 5% or more of the Company’s common stock; (ii) each of the Company’s current named executive officers; (iii) each of our directors; and (iv) all of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table below has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 11,888,846 shares of Company’s common stock outstanding on January 9, 2023.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock
Named Executive Officers and Directors:
Richard A. Murphy	2,635,991	(3)	20.84%
Mark K. Patterson	230,000	(4)	1.93%
Robert S. Herlin	82,292		* %
William A. Jolly	82,625		* %

All current executive officers and nominees as a group (4 persons)	3,030,908		23.96%

* The percentage of common stock beneficially owned is less than 1%.

(1)	The address of the beneficial owners in each case is c/o Enservco Corporation, 14133 County Road 9 ½, Longmont, CO 80504 except as indicated below
(2)	Calculated in accordance with Rule 13d-3 under the Exchange Act.
(3)
Consists of the following: (i) 50,383 shares of common stock owned directly by Mr. Murphy; (ii) warrants to acquire 760,805 shares of common stock held by Cross River Partners, L.P. (“Cross River”), and (iii) 1,824,803 shares of common stock held by Cross River. Excludes shares of common stock issuable upon conversion of outstanding convertible notes held by Cross River whose conversion price is not currently known or determinable. Mr. Murphy is the managing partner of Cross River Partners, L.P. The address of Cross River Partners, L.P. is 31 Bailey Ave, Suite D, Ridgefield, CT 06877.

(4)	Consists of 230,000 shares of common stock owned by Mr. Patterson that are currently vested. Excludes 115,000 restricted shares that will vest on January 1, 2024.

EQUITY COMPENSATION PLAN INFORMATION

The following is provided with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance as of December 31, 2022:

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))
and Description	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	-	$-	484,777	(1)
Total	-	$-	484,777

(1)
The amount in this column is calculated as follows: 692,782 shares of common stock reserved under the 2016 Plan less (i) 61,784 options that were issued from the 2016 Plan; (ii) 96,221 shares of Restricted Stock Award shares issued and outstanding under the 2016 Plan; and (iii) 50,000 shares issued from the 2016 Plan to the Company’s former Chief Financial Officer as part of her Severance and Release Agreement.

Description of the 2016 Stock Incentive Plan

On July 18, 2016, the Board unanimously approved the adoption of the Enservco Corporation 2016 Stock Incentive Plan (the "2016 Plan"), which was approved by the stockholders on September 29, 2016. The 2016 Plan is administered by our Board, which may in turn delegate authority to administer the 2016 Plan to a committee. Our plan administrator may make grants of cash and equity awards under the 2016 Plan to facilitate compliance with Section 162(m) of the Code. Subject to the terms of the 2016 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. On November 29, 2017, the Board established a compensation committee that will administer the 2016 Plan.

There is no requirement to describe plans that have been approved by the Company’s shareholders.

The 2016 Plan permits the granting of stock options (including both incentive and non-qualified stock options); stock appreciation rights (“SARs”); restricted stock and restricted stock units; performance awards of cash, stock, other securities or property; other stock grants; and other stock-based awards.

Unless sooner discontinued or terminated by the Board, the 2016 Plan will expire on September 29, 2026. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2016 Plan prior to expiration extends beyond the expiration of the 2016 Plan through the award’s normal expiration date.

Without the approval of the Company’s stockholders, the Committee will not re-price, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2016 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 17, 2023.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO